UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 2, 2011

Catasys, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-31932	88-0464853
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11150 Santa Monica Boulevard, Suite 1500 Los Angeles, California	90025
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (310) 444-4300

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On November 2, 2011, Catasys, Inc. (the “Company”) entered into Amended and Restated Secured Convertible Promissory Notes (the “Amended and Restated Notes”) with Socius Capital Group, LLC (“Socius”), an affiliate of Terren S. Peizer, Chairman and Chief Executive Officer of the Company, and  David E. Smith (collectively, the Parties), to increase the outstanding principal amounts under the Socius Note (as defined below) by $160,000 and under the Smith Note by $100,000 (as defined below).  The Parties initially entered into agreements under which the Company issued Secured Convertible Promissory Notes in the principal amount of $650,000 dated August 17, 2011,to Socius (the “Socius Note”) and $680,000 dated October 5, 2011 to Mr. Smith (the “Smith Note”) as previously disclosed in the Company’s current report on Form 8-K, filed with the Securities and Exchange Commission on August 19, 2011 and October 7, 2011, respectively.  In connection with the Amended and Restated Notes additional warrants were issued to purchase an additional 615,385 and 384,615 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), at an exercise price of $0.32 per share (the “Amended and Restated Warrants”), respectively.  The exercise price and number of shares of Common Stock of the Warrants are subject to adjustment for financings and share issuances below the initial exercise price.

The Amended and Restated Notes mature on January 5, 2012 and bears interest at an annual rate of 12% payable in cash at maturity, prepayment or conversion.  The Amended and Restated Notes and any accrued interest are convertible at the holder’s option into common stock or the next financing the Company enters into in an amount of at least $2,000,000 (a “Qualified Financing”).  The conversion price for the Amended and Restated Notes is equal to the lower of (i) $0.26 per share of Common Stock, and (ii) the lowest price per share of Common Stock into which any security is convertible in any Qualified Financing.

Effective November 2, 2011, the Company entered into an Amendment to Consent Agreement (the “Consent Amendment”) with the Parties to amend the Consent Agreement dated October 5, 2011 (the “Consent Agreement”), to adjust Socius’s and Mr. Smith’s respective sharing percentages in recoveries against collateral securing the Amended and Restated Notes in order to reflect the increased principal amounts thereunder.

The foregoing descriptions of the Consent Amendment, the Amended and Restated Notes, and the Amended and Restated Warrants do not purport to be complete and are qualified in their entirety by the documents, which are attached as Exhibits 10.1, 10.2, 4.1, and 4.2,  respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On November 2, 2011, the Company issued Amended and Restated Notes secured by all of the Company’s assets as described in Item 1.01 of this Current Report on Form 8-K.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On November 2, 2011, the Company incurred a direct obligation to repay $810,000 and $780,000 as described in Item 1.01 of this Current Report on Form 8-K.

Item 3.02 Unregistered Sales of Equity Securities.

On November 2, 2011, the Company issued the Amended and Restated Notes and the Amended and Restated Warrants as described in Item 1.01 of this Current Report on Form 8-K. The issuance was exempt from registration pursuant to the exemption afforded by Rule 506 of Regulation D promulgated under the Securities Act of 1933, as amended.

Item 9.01  Financial Statements and Exhibits

(d)      Exhibits.

No.	Description
4.1	Amended and Restated Secured Convertible Promissory Note by and between Catasys, Inc. and Socius Capital Group, LLC, dated November 2, 2011.
4.2	Amended and Restated Secured Convertible Promissory Note by and between Catasys, Inc. and David E. Smith, dated November 2, 2011.
4.3	Amended and Restated Warrant by and between Catasys, Inc. and Socius Capital Group, LLC, dated November 2, 2011
4.4	Amended and Restated Warrant by and between Catasys, Inc. and David E. Smith, dated November 2, 2011
10.1	Amendment to Consent Agreement, dated November 2, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CATASYS, INC.

Date: November 8, 2011	By:	/s/ SUSAN E. ETZEL
Susan E. Etzel
Chief Financial Officer